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                                                                   Exhibit 10.57

                            Old Gettysburg Associates
                            4718 Old Gettysburg Road
                             Mechanicsburg, PA 17055

                       Fourth Addendum to Lease Agreement
                       ----------------------------------

     THIS FOURTH AMENDMENT (this "Fourth Amendment") is made as of the 1st day of September, 2001, by and between OLD GETTYSBURG ASSOCIATES, a Pennsylvania general partnership ("Landlord"), and SELECT MEDICAL CORPORATION, a Delaware corporation ("Tenant").

                                   BACKGROUND:

A. Landlord and Tenant are parties to that certain Office Lease Agreement dated June 15, 1999 (as amended by the First, Second and Third Addenda thereto, the "Lease"), pursuant to which Landlord leased to Tenant, and Tenant hired from Landlord, approximately 12,400 rentable square feet of space in the building located at 4718 Old Gettysburg Road, Mechanicsburg, Pennsylvania. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B. On August 31, 2001, Tenant desires to surrender possession of 175 square feet of space which is located on the 4th floor of the Premises, and Landlord desires to accept possession of such space. Therefore, Tenant and Landlord now desire to amend the Lease to reflect a reduction in the size of the Premises by 175 square feet.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

1. From and after September 1, 2001, the Premises will consist of 12,225 square feet of space rather than 12,400 square feet of space. Monthly rent will be $19,184.62 payable on September 1, 2001 and October 1, 2001. Monthly rent will be $18,372.37 (i.e., to provide a credit of $541.50 for over-payments during September and October 2001) payable on November 1, 2001. Monthly rent will be $18,913.87 payable on December 1, 2001 and thereafter until it is increased as provided in the Lease.

2. All other terms and conditions contained in the Lease not amended hereby remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Fourth Amendment to be duly executed as of the day and year first above written.

                                        Landlord:

                                        OLD GETTYSBURG ASSOCIATES
                                        a Pennsylvania general partnership



                                        By: /s/ Michael E. Salerno
                                           -------------------------------
                                                Michael E. Salerno
                                                Agent for Owner



                                        Tenant:

                                        SELECT MEDICAL CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Michael E. Tarvin
                                           -------------------------------
                                                Michael E. Tarvin,
                                                Senior Vice President